CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 002-95553 and 811-04215) of our report dated June 26, 2015 on the financial statements and financial highlights of Dreyfus GNMA Fund (the sole series comprising Dreyfus Premier GNMA Fund, Inc.) (the “Fund”) included in the Fund’s annual report for the fiscal year ended April 30, 2015.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

August 25, 2015